                                                                   EXHIBIT 4.41

                                                                [Execution Copy]

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


                  AMENDMENT NO. 2 TO CREDIT AGREEMENT dated as of June 3, 1997 between NEXTEL COMMUNICATIONS, INC. ("NCI"); NEXTEL FINANCE COMPANY (the "Borrower") and the other Restricted Companies listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" (individually, a "Restricted Company" and, collectively, the "Restricted Companies"); and the Lenders listed on the signature pages hereto under the caption "LENDERS" (individually, a "Lender" and, collectively, the "Lenders").

                  NCI, the Restricted Companies, the Lenders, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent, are parties to a Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders to the Borrower in an aggregate principal or face amount not exceeding $1,655,000,000 (which, in the circumstances contemplated by Section 7.01(f) thereof, may be increased to $1,905,000,000). NCI, the Restricted Companies and the Lenders wish to consent to certain amendments to the Public Note Indentures and to the amendment of the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 2 to Credit Agreement, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Consent. Subject to the satisfaction of the condition precedent specified in Section 4 below, but effective as of the date hereof, the Lenders hereby consent to the execution and delivery between NCI and the respective trustees party thereto of Supplements to the Public Note Indentures described in, and substantially in the respective forms attached to, the Consent Solicitation Statement dated as of April 14, 1997, as amended and supplemented by a Supplemental Consent Solicitation Statement dated June 4, 1997 (such Supplemental Consent Solicitation Statement being herein called the "Consent Solicitation Statement"), heretofore furnished by NCI (through the Administrative Agent) to the Lenders.

                  Section 3. Amendment. Subject to the satisfaction of the condition precedent specified in Section 4 below, but effective as of the date hereof, Section 7.05 of the Credit Agreement shall be amended by (A) deleting the word "and" at the end of clause (b) thereof, (B) inserting "; and" in lieu of the period at the end of subclause (v) of clause (c) thereof and (C) inserting the following new clause (d) at the end thereof to read as follows:



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                  "(d) at any time prior to June 30, 1997, the Restricted
          Companies may make Restricted Payments, in cash, to NCI in an aggregate amount up to but not exceeding an amount equal to the aggregate of the "Consent Payments" as specified in the June 4, 1997, version of the Consent Solicitation Statement (as defined in Amendment No. 2 hereto) to be paid to the holders of the Public Notes in connection with obtaining the consents of such holders to the Supplements to the Public Note Indentures referred to in said Amendment No. 2."

                  Section 4. Conditions Precedent. The consent set forth in
Section 2 hereof, and the amendment set forth in Section 3 hereof, shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 2 to Credit Agreement by NCI, the Restricted Companies and the Required Lenders.

                  For purposes hereof, the Lenders authorized to execute and deliver this Amendment No. 2 shall be the Lenders party to the Credit Agreement on the date of this Amendment No. 2 (as indicated on the Register at the close of business in New York City on such date), regardless of whether any one or more of such Lenders shall, by reason of an assignment of Loans or Commitments permitted under Section 10.04 of the Credit Agreement, continue to be a party to the Credit Agreement on the date the conditions specified in the preceding paragraph are satisfied (and each Lender party to the Credit Agreement on the date of this Amendment No. 2 undertakes to inform any Person that takes an assignment of all or any portion of such Lender's Commitments or Loans of this Amendment No. 2, and none of the other parties to the Credit Agreement shall have any responsibility to so inform any such Person of this Amendment No. 2).

                  Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 to Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 to Credit Agreement by signing any such counterpart. This Amendment No. 2 to Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 2 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

                         NEXTEL COMMUNICATIONS, INC.

                        By /s/ A.J. Long
                          -------------------------------------
                          Name:  A.J. Long
                          Title: V.P. & Treasurer

             RESTRICTED COMPANIES

                        NEXTEL FINANCE COMPANY
                        (successor to
                         Fleet Call Corporation),

                         By /s/ A.J. Long
                          -------------------------------------
                          Name:  A.J. Long
                          Title: V.P. & Treasurer

                        ADVANCED MOBILECOMM OF
                         NORTH CAROLINA, INC.
                        AIR LINK COMMUNICATIONS, INC.
                         (successor to TRS, Inc.)
                        AMERICAN MOBILE SYSTEMS, INC.
                         (successor to Saber Communications, Inc.)
                        DIAL CALL, INC.
                        DIAL DISTANCE, INC.
                        FC NEW YORK, INC. (successor to
                         Metrocom Trunked Radio Communication Systems, Inc.)
                        FCI 900, INC.
                        FLEET CALL OF TEXAS, INC. (successor
                         to FM Tower Company, Metrolink
                         Communications Corporation and National
                         Tower Trunking Systems, Inc.)
                        NEXTEL COMMUNICATIONS OF THE
                         MID-ATLANTIC, INC. (successor to
                         Dispatch Communications of Maryland, Inc.,
                         Dispatch Communications of Minnesota, Inc.,


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                         Dispatch Communications of New England, Inc.,
                         Dispatch Communications of Pennsylvania,Inc.)
                        NEXTEL LICENSE HOLDINGS 1, INC.
                        NEXTEL LICENSE HOLDINGS 2, INC.
                         (successor to Comqor, Inc.)
                        NEXTEL LICENSE HOLDINGS 3, INC.
                         (successor to Dial Call Arkansas, Inc.,
                         Custom Radio/Johnson Communications, Inc.,
                         Dial Call Florida, Inc., Dial Call
                         Kentucky, Inc., Dial Call Louisiana, Inc.,
                         Dial Call Texas, Inc., Dial Call
                         Virginia, Inc., Dial Call West Virginia, Inc.
                         and U.S. Digital, Inc.)
                        NEXTEL OF TEXAS, INC. (successor to
                          Fort Worth Communications, Inc.)
                        ONECOMM CORPORATION, N.A.
                          (successor to Airwave Communications Corp.
                          (Seattle), C-Call Corporation, Dispatch
                          Communications of Arizona, Inc., Fleet
                          Call of Utah, Inc., Fleet Call West, Inc., Mijac
                          Enterprises, Inc., Mobile Radio of Illinois,
                          Inc., Motorola SF, Inc., Nextel Hawaii
                          Acquisition Corp., Nextel Utah Acquisition Corp.,
                          Nextel Western Acquisition Corp., Powerfone, Inc.,
                          Smart SMR of Illinois, Inc., Shoreland
                          Communications, Inc. and Spectrum
                          Resources of the Midwest, Inc.)
                        POWERFONE HOLDINGS, INC.
                         (successor to
                          ESMR Sub, Inc.)
                         SAFETY NET, INC.
                         SMART SMR, INC.
                         SMART SMR OF CALIFORNIA, INC.
                         SMART SMR OF NEW YORK, INC.


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                                    By /s/ A.J. Long
                                      --------------------------------
                                      Name:  A.J. Long
                                      Title: V.P. & Treasurer

                                 FORT WORTH TRUNKED RADIO
                                  LIMITED PARTNERSHIP

                                 By Fort Worth Communications,
                                  Inc., a General Partner

                                    By /s/ A.J. Long
                                      -----------------------------
                                      Name:  A.J. Long
                                      Title: V.P. & Treasurer



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

                                 LENDERS
                                 -------

THE CHASE MANHATTAN BANK                        MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK

   By /s/ Tracey A. Navin                          By /s/ Maria D. Kratsios
     --------------------                            ------------------------
     Name:  Tracey A. Navin                          Name:  Maria D. Kratsios
     Title: V.P.                                     Title: Vice President

THE TORONTO-DOMINION BANK                       ABN AMRO BANK N.V.,
                                                  NEW YORK BRANCH

   By  /s/ Sophia D. Sgarabi                       By  /s/ Frances OR Logan
     -----------------------                         ------------------------
     Name:  Sophia D. Sgarabi                        Name:  Frances OR Logan
     Title: Mgr. Syndications &                      Title: Group Vice President
            Credit Admin.
                                                   By  /s/ Anne Schwalbenberg
                                                     ------------------------
                                                     Name:  Anne Schwalbenberg
                                                     Title: Vice President

AMARA - 2 FINANCE LTD.                          BANK OF AMERICA ILLINOIS

   By /s/ Andrew Ian Wignall                       By  /s/ Francis J. Griffin
     -----------------------                         ------------------------
     Name:  Andrew Ian Wignall                       Name:  Francis J. Griffin
     Title: Director                                 Title: Attorney in Fact

BANK OF MONTREAL                                THE BANK OF NOVA SCOTIA

   By /s/ W.T. Calder                              By  /s/ Vincent J. Fitzgerald, Jr.
     -------------------                             ------------------------
     Name:  W.T. Calder                              Name:  Vincent J. Fitzgerald, Jr.
     Title: Director                                 Title: Authorized Signatory



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
BANK OF TOKYO-MITSUBISHI                      BANKERS TRUST COMPANY
  TRUST COMPANY

  By /s/ John P. Judge                           By
     -------------------                           ------------------------
     Name:  John P. Judge                          Name:
     Title: VP and Co.-Head                        Title:

BANQUE PARIBAS                                BEAR STEARNS GOVERNMENT
                                                SECURITIES, INC.

   By /s/ Errol R. Antzis                        By /s/ Donald R. Mullen
     -------------------                           ------------------------
     Name:  Errol R. Antzis                        Name:  Donald R. Mullen
     Title: Group V.P.                             Title: President

   By /s/ William B. Schink
     -------------------
     Name:  William B. Schink
     Title: Vice President

BZW-BARCLAYS                                  CAPTIVA FINANCE LTD.

   By /s/ Andrew M. Wynn                         By /s/ John H. Cullinane
     -------------------                           --------------------------
     Name:  Andrew M. Wynn                         Name:  John H. Cullinane
     Title: Managing Director                      Title: Director

CERES FINANCE LTD.                            CAPTIVA II FINANCE LTD.

   By /s/ John H. Cullinane                      By /s/ John H. Cullinane
     -------------------                           --------------------------
     Name:  John H. Cullinane                      Name:  John H. Cullinane
     Title: Director                               Title: Director

CHANG HWA COMMERCIAL BANK, LTD.,              CIBC INC.
  NEW YORK BRANCH

   By /s/ Wan-Tu Yeh                             By /s/ Cynthia McCahill
     -------------------                           --------------------------
     Name:  Wan-Tu Yeh                             Name:  Cynthia McCahill
     Title: VP and General Manager                 Title: Director


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
CIBC WOOD GUNDY SECURITIES CORP.              CITIBANK, N.A.

   By /s/ Cynthia McCahill                       By /s/ Marjorie Rubin Harris
     --------------------                          ---------------------------
     Name:  Cynthia McCahill                       Name:  Marjorie Rubin Harris
     Title: Director                               Title: Attorney in Fact

COMMERZBANK AG, NEW YORK                      COOPERATIEVE CENTRALE
  BRANCH                                        RAIFFEISEN-BOERENLEENBANK
                                                B.A., "RABOBANK NEDERLAND",
                                                NEW YORK BRANCH A. B.
   By /s/ Claudia Rost
     --------------------                        By /s/ Dana W. Hemenway
     Name:  Claudia Rost                           ----------------------------
     Title: Assistant VP                           Name:  Dana W. Hemenway
                                                   Title: VP

   By /s/ G. Rod McWalters                       By /s/ Ian Reece
     --------------------                          ----------------------------
     Name:  G. Rod McWalters                       Name:  Ian Reece
     Title: VP                                     Title: Sr. Credit Officer

CORESTATES BANK, N.A.                         CREDIT SUISSE FIRST BOSTON

   By /s/ Lynae S. Young                         By /s/ Todd C. Morgan
     ---------------------                         ----------------------------
     Name:  Lynae S. Young                         Name:  Todd C. Morgan
     Title: VP                                     Title: VP

                                                 By /s/ Judith E. Smith
                                                   ----------------------------
                                                   Name:  Judith E. Smith
                                                   Title: Director

CYPRESS TREE INVESTMENT                       DLJ CAPITAL FUNDING, INC.
  MANAGEMENT COMPANY, INC.

   By                                            By /s/ Stephen P. Hickey
     ---------------------                         ----------------------------
     Name:                                         Name:  Stephen P. Hickey
     Title:                                        Title: Managing Director


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
FIRST NATIONAL BANK OF BOSTON                 FLEET NATIONAL BANK

   By /s/ Shepherd D. Rainie                        By /s/ Alexander G. Ivanov
     -----------------------                          --------------------------
     Name:  Shepherd D. Rainie                        Name:Alexander G. Ivanov
     Title: Director                                  Title:Assistant Vice President

FUJI BANK, LTD.                               GOLDMAN SACHS CREDIT
                                                PARTNERS L.P.

   By /s/ Teiji Teramoto                            By /s/ John E. Urban
     -----------------------                          --------------------------
     Name:  Teiji Teramto                             Name:John E. Urban
     Title: VP & Manager                              Title:Authorized Signer

HELLER FINANCIAL, INC.                        INDOSUEZ CAPITAL ASSET ADVISORS

   By                                               By
     -----------------------                          --------------------------
     Name:                                            Name:
     Title:                                           Title:

                                                    By
                                                      --------------------------
                                                      Name:
                                                      Title:

INDOSUEZ CAPITAL FUNDING II, LTD.                INDOSUEZ CAPITAL FUNDING III, LTD.

By:  Indosuez Capital as Portfolio Advisor       By:  Indosuez Capital as Portfolio Advisor

   By /s/ Francoise Berthelot                       By /s/ Francoise Berthelot
     ------------------------                         -------------------------
     Name:Francoise Berthelot                         Name:Francoise Berthelot
     Title:Vice President                             Title:Vice President

INDUSTRIAL BANK OF JAPAN, LIMITED                ING BARING (U.S.) CAPITAL CORPORATION

   By                                               By
     ------------------------                         -------------------------
     Name:                                            Name:
     Title:                                           Title:


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
KEYBANK NATIONAL ASSOCIATION                     KOREA FIRST BANK, LOS ANGELES
                                                  AGENCY

  By                                               By
    -----------------------                          -------------------------
    Name:                                            Name:
    Title:                                           Title:

LEHMAN COMMERCIAL PAPER INC.                     LONG-TERM CREDIT BANK OF JAPAN,
                                                  LTD.

  By                                               By
    -----------------------                          -------------------------
    Name:                                            Name
    Title:                                           Title


MERITA BANK LTD                                  MEESPIERSON N.V.


  By                                               By /s/ John T. Connors
    ------------------------                         ------------------------
    Name:                                            Name:John T. Connors
    Title:                                           Title:Executive V.P.

  By
    ------------------------
    Name:
    Title:

MERRILL LYNCH DEBT STRATEGIES                    MERRILL LYNCH PRIME RATE
  PORTFOLIO                                       PORTFOLIO

  By /s/ R. Douglas Henderson                      By /s/ R. Douglas Henderson
    ------------------------                         --------------------------
    Name:R. Douglas Henderson                        Name:R. Douglas Henderson
    Title:  Authorized Signatory                     Title:Authorized Signatory

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
MERRILL LYNCH SENIOR FLOATING            THE MITSUBISHI TRUST AND BANKING
  RATE FUND, INC.                          CORPORATION

   By /s/ R. Douglas Henderson              By
     ------------------------                 --------------------------------
     Name:R. Douglas Henderson                Name:
     Title:Authorized Signatory               Title:

ML CBO IV CAYMAN LTD.                    MORGAN STANLEY SENIOR FUNDING, INC.

   By /s/ James Dondero                     By
     ------------------------                 --------------------------------
     Name:James Dondero                       Name:
     Title:President                          Title:

NATIONSBANK OF TEXAS, N.A.               NIPPON CREDIT BANK, LTD.

   By /s/ Jennifer Zydney                   By /s/ Barry S. Fein
     ------------------------                 ---------------------------------
     Name:Jennifer Zydney                     Name:Barry S. Fein
     Title:V.P.                               Title:Asst. VP

OCTAGON CREDIT INVESTORS LOAN            PNC BANK, NATIONAL ASSOCIATION
  PORTFOLIO (A unit of The Chase
  Manhattan Bank)

   By /s/ Andrew D. Gordon                  By /s/ Thomas A. Partridge
     -------------------------                ---------------------------------
     Name:Andrew D. Gordon                    Name:Thomas A. Partridge
     Title:Managing Director                  Title:Asst. VP

PRIME INCOME TRUST                       RESTRUCTURED OBLIGATIONS BACKED
                                           BY SENIOR ASSETS B.V.

                                         By:  Chancellor LGT Senior Secured
                                              Management, Inc., as Portfolio Advisor


   By                                       By: /s/ Gregory L. Smith
     -------------------------                 --------------------------------
     Name:                                     Name:Gregory L. Smith
     Title:                                    Title:Vice President


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
PROTECTIVE LIFE INSURANCE                ROYAL BANK OF CANADA
  COMPANY
ML CBO IV CAYMAN LTD.

By:  Protective Asset Management L.L.C.

   By /s/ James Dondero                       By /s/ John P. Page
     --------------------------                 -------------------------------
     Name:James Dondero                         Name:John P. Page
     Title:Authorized Signator                  Title:Sr. Manager

SENIOR HIGH INCOME PORTFOLIO, INC.         STANDARD BANK OF LONDON

   By                                         By
     ---------------------------                --------------------------------
     Name:                                      Name:
     Title:                                     Title:

                                              By
                                                -------------------------------
                                                Name:
                                                Title:

STRATA FUNDING LTD.                         THE SUMITOMO BANK, LIMITED
                                             NEW YORK BRANCH

   By /s/ John H. Cullinane                   By /s/ John C. Kissinger
     ---------------------------                -------------------------------
     Name:John H. Cullinane                     Name:John C. Kissinger
     Title:Director                             Title:Joint General Manager

THE SUMITOMO TRUST & BANKING                U.S. BANK OF WASHINGTON, N.A.
  COMPANY LTD., NEW YORK BRANCH

   By                                         By /s/ Gary Egbert
     ---------------------------                ------------------------------
     Name:                                      Name:Gary Egbert
     Title:                                     Title: VP

     ---------------------------
     Name:
     Title:


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VAN KAMPEN AMERICAN CAPITAL
  PRIME RATE INCOME TRUST

   By /s/ Jeffery W. Maillet
     ----------------------------
     Name:Jeffery W. Maillet
     Title: Sr. V.P. and Director